U. S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM SB-2
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                Black Lake, Inc.,
                                -----------------
             (Exact name of registrant as specified in its charter)

Nevada                                8742                            03-0427056
------                                ----                            ----------
(State or other          (Primary Standard Industrial          (I.R.S. Employer
jurisdiction of           Classification Code Number)        Identification No.)
incorporation or
organization)

3187-G Airway Avenue, Costa Mesa, California                              92626
--------------------------------------------                              -----
(Address of registrant's principal executive offices)                (Zip Code)

                                  (949)831-7874
                                  -------------
              (Registrant's Telephone Number, Including Area Code)

                                 Deron M. Colby
                                  MC Law Group
                          4100 Newport Place, Suite 830
                         Newport Beach, California 92660
                                  949.250.8655
                             Facsimile 949.250.8656
            (Name, Address and Telephone Number of Agent for Service)

Approximate date of proposed sale to the public: From time to time after this registration statement becomes effective.

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] _______

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]_______


     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]______


     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE
================================ ============= ==================== ================== ===============
         Title of each class        Amount      Proposed maximum     Proposed maximum    Amount of
            of securities            to be       offering price         aggregate       registration
          to be registered        registered        per share         offering price        fee
-------------------------------- ------------- -------------------- ------------------ ---------------
Common Stock, $.001 par value      2,000,000          $0.05              $100,000          $9.20
================================ ============= ==================== ================== ===============

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                             Preliminary Prospectus
                                Black Lake, Inc.,
                              a Nevada corporation

                        2,000,000 Shares of Common Stock

         We provide clients with advertising and marketing strategies. We strive to assist our clients in building a strong corporate identity, from the creation of company logos, through development of image ads, to other advertising and marketing strategies. We are offering for sale 2,000,000 shares of our common stock in a self-underwritten offering directly to the public. We are offering the shares without any underwriting discounts or commissions. The purchase price is $0.05 per share. If all of the shares offered by us are purchased, the proceeds to us will be $100,000. We may receive less than $100,000 if all of the offered shares are not purchased.

         This is our initial public offering and no public market currently exists for shares of our common stock. We have not applied for listing or quotation on any public market. We do not expect a liquid market to develop for several years, if at all.

         Assuming that all the offered shares are purchased, our management will own 66.67% of our issued and outstanding shares of common stock. Investors may not revoke their subscription. The funds that are raised in this offering will not be deposited in an escrow account and will be available for immediate utilization by us.

         See "Risk Factors" on Pages 4 to 8 for factors to be considered before investing in the shares of our common stock.

         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of the prospectus. Any representation to the contrary is a criminal offense.

         The information in this prospectus is not complete and may be changed. There will not be any graphics, maps, photographs or pictures appearing in the prospectus. We will not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

         The offering will terminate 9 months after this registration statement is declared effective by the Securities and Exchange Commission.

                The date of this prospectus is September 6, 2002.
                             Subject to completion.

                                TABLE OF CONTENTS

Prospectus Summary ...........................................................4
Risk Factors..................................................................5
Forward Looking Statements....................................................8
Use of Proceeds...............................................................8
Determination of Offering Price..............................................10
Dilution.....................................................................11
Selling Security Holders.....................................................12
Plan of Distribution.........................................................12
Legal Proceedings............................................................13
Directors, Executive Officers, Promoters and Control Persons.................13
Security Ownership of Certain Beneficial Owners and Management...............14
Description of Securities....................................................15
Interest of Named Experts and Counsel........................................15
Disclosure of Commission Position on Indemnification for
Securities Act Liabilities...................................................15
Organization Within Last Five Years..........................................15
Description of Business......................................................15
Management's Discussion and Analysis of Financial Condition
and Results of Operations....................................................19
Description of Property......................................................20
Certain Relationships and Related Transactions...............................20
Market for Common Equity and Related Stockholder Matters.....................21
Executive Compensation ......................................................22
Financial Statements.........................................................23
Changes in and Disagreements with Accountants on Accounting
and Financial Disclosure.....................................................33
Legal Matters................................................................34
Experts......................................................................34
Additional Information.......................................................35
Indemnification of Directors and Officers....................................35
Other Expenses of Issuance and Distribution..................................35
Recent Sales of Unregistered Securities......................................35
Exhibits.....................................................................36
Undertakings.................................................................36
Signatures...................................................................38

Outside Back Cover Page

Dealer Prospectus Delivery Obligation

Until _______, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligations to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

Prospectus Summary
------------------

Our Business:                      Our principal business address is 3187-G
                                   Airway Avenue, Costa Mesa, California 92626;
                                   our telephone number is (949)831-7874.

                                   We provide small businesses with effective advertising and marketing strategies. We provide our clients with customized services, such as the design of brochures, corporate mailers, magazine advertisements, business cards, and logos, as well as public relations services. We plan to expand our operations by adding key staff, including a marketing specialist, and by expanding the number of our operating locations.

                                   We have limited operations and currently operate only within a small area of Southern California. We have suffered losses since our inception on October 11, 2000. Our ability to earn additional revenues will be affected by the industry competition. Our industry is highly competitive with low barriers to entry. As such, our ability to earn revenues will be affected by our ability to compete.

Our state of organization:         We were incorporated in Nevada on October
                                   11, 2000.

Summary financial information:     The summary financial information set forth
                                   below is derived from the more detailed
                                   financial statements appearing elsewhere in this Form SB-2. We have prepared our financial statements contained in this Form
                                   SB-2 in accordance with generally accepted accounting principles in the United States.
                                   All information should be considered in
                                   conjunction with our financial statements and the notes contained elsewhere in this Form
                                   SB-2.

        Income Statement          Period from                Period from
                               October 11, 2000 to       January 1, 2002 to
                                December 31, 2001           June 30, 2002
                                       $                         $

         Revenue                       0                       18,182
         Gross Profit (Loss)           0                        2,404
         Net Income (Loss)             0                       (2,260)
         Net Income (Loss) Per Share   0                         (.04)




         Balance Sheet          December 31, 2001           June 30, 2002
                                        $                         $

         Total Assets                   0                       25,171
         Total Liabilities              0                        6,681
         Shareholders' Equity           0                       18,490


Number of shares being offered:            We are offering for sale 2,000,000
                                           shares of our common stock. We will
                                           sell the shares we are registering
                                           only to those individuals who have
                                           received a copy of the prospectus.
                                           Investors will experience dilution of
                                           60% or $0.03 per share if all of the
                                           offered shares are sold.

 Number of shares outstanding              4,000,000 shares of our common stock
 after the offering:                       are currently issued and outstanding.
                                           If all the offered shares are sold,
                                           6,000,000 shares of our common stock
                                           will be issued and outstanding.

Estimated use of                           We will receive $100,000 if all of
proceeds:                                  the offered shares are sold. We
                                           intend to use any proceeds from such
                                           sale for marketing expenses and for
                                           working capital. Our management has
                                           complete discretion as to the use of
                                           proceeds and our anticipated use of
                                           proceeds is subject to change, in our
                                           management's sole and absolute
                                           discretion. We will not place the
                                           proceeds from this offering in an
                                           escrow account, therefore, the
                                           proceeds will be available for
                                           immediate use. As a result, investors
                                           may lose their entire investment.


                                  RISK FACTORS

In addition to the other information in this prospectus, the following risk factors should be considered carefully in evaluating our business before purchasing any of our shares of common stock. A purchase of our common stock is speculative in nature and involves a lot of risks. Any person who cannot afford the loss of his or her entire purchase price for the offered shares should not purchase the offered shares because such a purchase is highly speculative and involves significant risks. Our business objectives must also be considered speculative, and we cannot guaranty that we will satisfy those objectives. Purchasers of the offered shares may not realize any return on their purchase of the offered shares. Purchasers may lose their investment in us completely.

Risks related to our business:

We may not be able to grow our business unless sufficient funds are raised in this offering, which could prevent us from becoming profitable.

We are a development stage company. We depend on the proceeds of this offering in order to expand on our business plan and expand our client base. If we are not able to raise funds in this offering, it will be difficult for us to expand our business. We may not realize sufficient proceeds to implement our expansion plans, or to provide adequate cash flow for planned marketing expenses. Our inability to raise sufficient funds in this offering may significantly hinder our growth. If we fail to raise sufficient funds in this offering, investors may lose their entire cash investment.

We have a limited operating history upon which an evaluation of our prospects can be made and therefore our prospects should be considered speculative.

We were incorporated in October 2000. Our lack of operating history makes an evaluation of our business and prospects very difficult. Our prospects must be considered speculative, considering the risks, expenses, and difficulties frequently encountered in the establishment of a new business. We cannot be certain that our business will be successful or that we will generate significant revenues. Specifically, new development stage companies such as ours typically experience significant difficulties. Such difficulties include, but are not necessarily limited to:

     o    lack of organization;
     o undue stress on management due to the pressures associated with a development stage company which is earning little to no revenues;
     o    finding a unique niche in the market within which we operate;
     o finding an adequate price for our services which will allow us to cover our costs and make a profit;
     o finding sufficient funding to expand the geographical scope of ou business operations while avoiding cash flow problems;
     o    setting realistic goals and achieving those goals, step by step;
     o developing effective strategies to take advantage of market conditions as well as strategies to get through the tough times; and
     o staying flexible in our business structure to account for unforeseen problems and difficulties.

Any of these factors individually or in conjunction with other factors could harm our ability to earn a profit and continue our business operations.

We may have problems hiring sufficient staff to operate our business should we need such staff to continue our operations. If we are not able to hire sufficient staff, our ability to expand our business will be harmed.

If we are able to expand our operations, we may need to hire additional staff. Finding quality and competent staff could be difficult. There are other companies, both small and large, which offer similar marketing and advertising services. We will compete with those companies for qualified staff. In order to hire and retain staff, we will likely need to offer certain benefits, such as, medical benefits, 401K Plans and other retirement benefits. As of the date of this prospectus, we have not made specific arrangements to offer such benefits and have not yet investigated the costs associated with providing such benefits. There is no guarantee that we will have sufficient funds to establish such plans. Our inability to establish incentive plans designed to attract qualified staff could harm our ability to expand our operations. If we are not able to expand our operations, our ability to earn additional revenue will be harmed.

We may be undersold by our competitors and, in such a case, we may not be able to remain competitive which will harm our ability to continue our business operations.

The advertising and marketing industry is highly competitive. We will compete with both small and larger public relations and advertising firms. The industry may be further inundated with companies providing similar services. This could result in price reductions and reduced revenues. We run the risk of setting our prices either too high, which could discourage interest in our products, or too low, which could result in our inability to earn a profit. Moreover, we do not have the established reputation of some of the larger firms and, as such, we will be forced to compete based on price and service. We believe that as we grow our business, if we are able to grow our business, we will experience increased expenses for: legal, accounting, employee salaries and benefits, insurance, supplies and marketing. In the event we are unable to remain competitive in our pricing, our ability to sell our services and earn revenues will be harmed.

We have incurred a net loss since inception and expect to incur net losses for the foreseeable future and if such losses continue, we may not be able to pay our expenses which may result in forced liquidation and investors may lose their entire investment.

Since our inception on October 11, 2000, to June 30, 2002, we sustained a net loss of $2,260. As we strive to expand our operations, we expect to incur significant operating and capital expenditures and, as a result, we expect significant net losses in the future. Although we do not know the exact amount, we do believe that as we grow our business, we will need access to additional funds. We do believe that our general operating expenses will increase approximately fifty to seventy percent over the next year depending on available cash. However, there is no guarantee that we will be able to raise sufficient funds to increase our expenses. If we are not able to raise such funds, we will not be able to expand our operations. We will need to generate significant revenues to achieve and maintain profitability. We may not be able to generate sufficient revenues to achieve profitable operations.

Our ability to succeed is uncertain because we currently have limited sources of revenue and need additional funds to further market our services. Therefore, if we do not raise funds in this offering or if we fail to generate revenues, investors may lose all or part of their investment.

Although we have engaged in limited marketing of our services, in order to expand our operations and further market our services, we will need additional revenue. Our current marketing activities are significantly limited and, to fund more sophisticated marketing activities, we need to raise funds in this offering or generate revenues. It will be difficult to raise revenues, however, if we do not have the funds to increase our marketing activities. Our inability to raise sufficient funds in this offering or generate revenues may significantly hinder our ability to increase our marketing activities and thus impair our ability to generate additional revenue. If we are unable to generate sufficient revenue, our business will fail and purchasers of the offered shares will likely lose their entire investment.

If we do not raise funds in this offering, we may not have adequate resources to compete successfully as we will not have sufficient funds to market our services effectively.

Most of our competitors have substantially greater experience, financial and technical resources and marketing and development capabilities than we do. We believe that we fill a unique niche in that we provide our services to small and medium development stage companies where most of our competitors provide similar services to large companies. Our competition includes both large and small public relations firms. Those firms include: Amies Communications; Integrity PR; Paine PR; Roxburgh Integrated Communications; Kanatsiz Communications, Inc.; Fleishman Hillard, International Communications; and Porter Novelli. The small, localized public relations and marketing firms primarily operate within their own geographic confines and not all of them directly compete with us in the area within which we currently operate. Many of our competitors have greater financial resources and can afford to spend more resources than we can to market their services. We may not be able to succeed in marketing and selling our various services if we do not raise funds in this offering. We cannot guaranty that our competitors will not succeed in marketing and selling our various services. If we are unable to compete due to lack of sufficient operating funds, investors will likely lose part or all of their investment.

If our primary clients terminate their relationships with us, our revenues will be reduced unless we can obtain new clients.

Relationships we have with existing clients are currently our primary source of revenue. Specifically, we have 1 client, Krinner USA, Inc. In the event that these relationships are disrupted, we will need to develop relationships with other clients in order to continue to generate revenue. Our existing clients have no obligation to utilize our services for their advertising and marketing needs. In the event that these clients terminate their relationships with us, we will not be able to generate revenues as projected unless and until we establish similar relationships with comparable clients. If we lose a significant portion of our existing clients and we are unable to replace those clients, our business may fail and investors in us may lose a portion or all of their investment.

We depend on the efforts and abilities of certain of our senior management and a loss of such management could hinder our ability to conduct operations and generate revenues.

The interruption of the services of key management could harm our operations, profits and future development, if suitable replacements are not promptly obtained. Specifically, Peg Warren, our president, chief executive officer and a director has valuable experience in marketing and public relations. Ms. Warren has been employed in marketing and public relations positions throughout her career, serving as a client liaison, a president, a sales director, and an account executive. We cannot guaranty that each of our executives will remain with us during or after the term of any proposed employment agreement, if we enter into such agreements. If Ms. Warren decides to pursue other business ventures and leaves the company, it will be difficult and expensive to find a replacement. In addition, our success depends, in part, upon our ability to attract and retain other talented personnel. Although we believe that our relations with our personnel are good and that we will continue to be successful in attracting and retaining qualified personnel, we cannot guaranty that we will be able to continue to do so. Our officers and directors will hold office until their resignations or removal.

As our officers and directors do not devote their full business time to our business, we may not be able to implement our business plan and our business may fail if our officers and directors fail to devote sufficient time to our business.

The persons serving as our officers and directors have existing responsibilities and may have additional responsibilities to provide management and services to other entities. Specifically, Peg Warren, our president, chief executive officer and a member of our board of directors, does not devote all her business time to our business. Robin Welles, our treasurer, chief financial officer, secretary and a member of our board of directors, works for the Walt Disney Company where she serves as a production coordinator. She does not devote all her business time to our business. We cannot guaranty that any of our officers or directors will be able to devote sufficient amounts of their business time to enable us to implement our business plan. However, Ms. Warren and Ms. Welles have indicated that they will devote additional time to our business should we be successful in raising sufficient funds in this offering to expand our business operations. If any or all of our officers or directors do not devote a sufficient amount of their business time to the management of our business, then our business may fail and investors will lose part or all of their investment.

Risks related to this offering:

We arbitrarily determined the offering price of the shares of common stock. Therefore, investors may lose all or part of their investment if the offering price is higher than the current market value of the offered shares.

The offering price of the shares of common stock being offered by us has been determined primarily by our capital requirements and has no relationship to any established criteria of value, such as book value or earnings per share. Additionally, because we have no significant operating history and have not generated any significant revenues to date, the price of the shares of common stock is not based on past earnings, nor is the price of the shares indicative of current market value for the assets we own. Investors could lose all or a part of their investment if the offering price has been arbitrarily set too high. Even if a public trading market develops for our common stock, the shares may not attain market values commensurate with the offering price.

We lack a public market for shares of our common stock, which may make it difficult for investors to sell their shares which, in turn, may force investors to retain their shares during periods when selling would be more prudent.

There is no public market for shares of our common stock. We cannot guaranty that an active public market will develop or be sustained. Therefore, investors may not be able to find purchasers for their shares of our common stock. Should there develop a significant market for our shares, the market price for those shares may be significantly affected by such factors as our financial results and introduction of new products and services. Factors such as announcements of new or enhanced services by us or our competitors and quarter-to-quarter variations in our results of operations, as well as market conditions in our sector may have a significant impact on the market price of our shares. Further, the stock market has experienced extreme volatility that has particularly affected the market prices of stock of many companies and that often has been unrelated or disproportionate to the operating performance of those companies. Moreover, because there is no public market for our stock, investors may be forced to retain their stock during periods when it would be more prudent to sell. As a result, investors could miss an opportunity to profit from their share ownership in us unless a public market develops.

There is no minimum of funds we must sell in order for us to utilize the proceeds of this offering; therefore, we may not have sufficient financial resources to fund our operations if the offering is substantially undersold.

There is no minimum-offering amount for this offering. We may not sell any or all of the offered shares. If the offering is substantially undersold, investors may lose their entire investment because we will not have sufficient funds to fund our expansion plans. If we do not sell all of the offered shares, we may also be forced to limit any proposed marketing activities, which will hinder our ability to expand our activities and generate revenues.

Investors in this offering will suffer immediate and substantial dilution of their investment; however, the exact dilution depends on the number of shares sold in this offering.

The initial public offering price is substantially higher than the pro forma net tangible book value per share of our outstanding common stock. Our existing shareholders have paid an average of $0.005 per share for their common stock, which is considerably less than the amount to be paid for the common stock in this offering. As a result, assuming an initial public offering price of $0.05 per share and assuming all of the offered shares are sold, investors purchasing common stock in this offering will incur immediate dilution of $0.03 in pro forma net tangible book value per share of common stock as of June 30, 2002. If only 10%, or 200,000 shares, of the offered shares are sold, then investors purchasing common stock in this offering will incur immediate dilution of $0.043 in pro forma net tangible book value per share. If only 50%, or 1,000,000 shares, of the offered shares are sold, then investors purchasing common stock in this offering will incur immediate dilution of $0.036 in pro forma net tangible book value per share.

Our existing shareholders control our operations and may be able to significantly influence matters requiring shareholder approval; therefore, minority shareholders may have little to no say in our business direction.

Our officers and directors will beneficially own approximately 66.67% of our common stock following the completion of this offering if all of the shares are sold. Our officers and directors will own a larger percentage of our issued and outstanding stock if we sell less than all of the offered shares. Their percentage ownership will depend on how many shares we sell. No matter how many shares we ultimately sell, our officers and directors will be able to significantly influence all matters requiring shareholder approval, including the election and removal of directors, approval of significant corporate transactions and decisions of whether a change in control will occur. Therefore, investors must be prepared to trust the judgment of our officers and directors regarding such matters.

We may not realize sufficient proceeds from this offering to expand our business plan because we are offering shares in a direct public offering, rather then using the experience of a broker-dealer; as a result, we may not be able to establish or maintain a revenue stream which could cause investors to lose their entire investment in us.

We are offering shares in a self-underwritten offering directly to the public. No individual, firm, or corporation has agreed to purchase any of the offered shares. We cannot guaranty that any or all of the shares will be sold. We do not plan to use a broker-dealer, even though a broker-dealer may have more experience, resources or contacts to more effectively sell shares. A delay in the sale of the shares in this offering could cause us a similar delay in implementing our business plan. If do not realize sufficient proceeds from this offering, our plans to expand our business could be harmed. The result may be that investors in us lose their entire investment.

Because we may be subject to the "penny stock" rules, the level of trading activity in our stock may be reduced, which may make it difficult for investors to sell their shares.

Broker-dealer practices in connection with transactions in "penny stocks" are regulated by certain penny stock rules adopted by the Securities and Exchange Commission. Penny stocks, like shares of our common stock, generally are equity securities with a price of less than $5.00, other than securities registered on certain national securities exchanges or quoted on NASDAQ. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction. If the broker-dealer is the sole market maker, the broker-dealer must disclose this fact and the broker-dealer's presumed control over the market, and provide monthly account statements showing the market value of each penny stock held in the customer's account. In addition, broker-dealers who sell these securities to persons other than established customers and "accredited investors" must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. Consequently, these requirements may reduce the level of trading activity, if any, in the secondary market for a security subject to the penny stock rules, and investors in our common stock may find it difficult to sell their shares.

Forward Looking Statements
--------------------------

Information in this prospectus contains "forward looking statements" which can be identified by the use of forward-looking words such as "believes", "estimates", "could", "possibly", "probably", "anticipates", "estimates", "projects", "expects", "may", "will", or "should" or other variations or similar words. No assurances can be given that the future results anticipated by the forward-looking statements will be achieved. The following matters constitute cautionary statements identifying important factors with respect to those forward-looking statements, including certain risks and uncertainties that could cause actual results to vary materially from the future results anticipated by those forward-looking statements. Among the key factors that have a direct bearing on our results of operations are the effects of various governmental regulations, the fluctuation of our direct costs and the costs and effectiveness of our operating strategy. Other factors could also cause actual results to vary materially from the future results anticipated by those forward-looking statements.

Use of Proceeds
---------------

We will receive up to $100,000 if all of the shares of common stock we are offering at $0.05 per share are purchased. Assuming all of the shares are purchased, we intend to use approximately 4% of the proceeds for rent and office expenses, approximately 9% of the proceeds for website development expenses, approximately 11% of the proceeds for an inventory of products that are ready to ship, and 6% of the proceeds for production equipment. We intend to use 24% of the proceeds for general expenses, including, marketing expenses, printing costs, and advertising. We intend to use the remaining 47 % of the proceeds for working capital, which includes general administrative, legal and accounting expenses. We cannot guaranty that we will sell any or all of the shares being offered by us. If we only sell a portion of the shares of our common stock that we are offering, we anticipate we will need to adjust our allocation of resources as estimated on the table below. However, this estimate may differ from actual results, depending on circumstances at the time.

======================= ============== ================= ============== ====================================
 Offered Shares           Offering        Approximate       Total Net              Principal Uses
      Sold                Proceeds         Offering         Offering               of Net Proceeds
                                           Expenses         Proceeds
----------------------- -------------- ----------------- -------------- ------------------------------------
    500,000 shares         $25,000         $16,160          $8,840      Rent/Office Expenses:    $750
       (25%)                                                            Website Development:     $1,500
                                                                        Inventory of Products:   $500
                                                                        Production Equipment:    $1,000
                                                                        Working Capital:         $5,090
----------------------- -------------- ----------------- -------------- ------------------------------------
1,000,000 shares           $50,000         $16,160          $33,840     Rent/Office Expenses:    $1,500
       (50%)                                                            Website Development:     $3,000
                                                                        Inventory of Products:   $2,000
                                                                        Production Equipment:    $1,000
                                                                        Marketing/Printing:      $8,000
                                                                        Working Capital:         $18,340
----------------------- -------------- ----------------- -------------- ------------------------------------
1,500,000 shares           $75,000         $16,160          $58,840     Rent/Office Expenses:    $3,000
       (75%)                                                            Website Development:     $7,350
                                                                        Inventory of Products:   $7,350
                                                                        Production Equipment:    $3,650
                                                                        Marketing/Printing:      $10,000
                                                                        Working Capital:         $27,490
----------------------- -------------- ----------------- -------------- ------------------------------------
2,000,000 shares           $100,000        $16,160          $83,840     Rent/Office Expenses:    $3,000
       (100%)                                                            Website Development:     $7,500
                                                                        Inventory of Products:   $9,000
                                                                        Production Equipment:    $5,000
                                                                        Marketing/Printing:      $20,000
                                                                        Working Capital:         $39,340
======================= ============== ================= ============== ====================================

Website development includes hiring a website designer who would update and refine the website as the company grows. The website designer would be retained to develop and update the website as the company builds its line of products and services.

It is possible that we will receive only nominal proceeds from this offering. If we fail to raise more than nominal proceeds, our ability to fully expand our business will be harmed. The result would be our ability to earn revenues would also be harmed. Moreover, our ability to attract clients will be adversely affected if we are not able to raise more than nominal proceeds. If we only raise nominal proceeds, we may need to attempt to make other funding arrangements, such as loans. There is no guarantee that we will be able to raise more than nominal proceeds. There is also no guaranty that we will be able to arrange for alternative sources of financing, should we only raise nominal proceeds.

If the offering proceeds are insufficient to pay the offering expenses in full, then we intend to pay those expenses from our current cash reserves.

Determination of Offering Price
-------------------------------

Factors Used to Determine Share Price. The offering price of the 2,000,000 shares of common stock being offered by us has been determined primarily by our capital requirements and has no relationship to any established criteria of value, such as book value or earnings per share. Additionally, because we have no significant operating history and have not generated any revenues to date, the price of the shares of common stock is not based on past earnings, nor is the price of the shares indicative of current market value for the assets we own. No valuation or appraisal has been prepared for our business and potential business expansion.

Dilution
--------

We intend to sell 2,000,000 shares of our common stock being registered by this registration statement. We were initially capitalized by the sale of our common stock. The following table sets forth the number of shares of common stock purchased from us, the total consideration paid and the price per share. The following table assumes all 2,000,000 shares of common stock will be sold.


=========================== ========================================= ====================================================
                                         Shares Issued                         Total Consideration               Price
                                                                                                                 Per Share
                                   Number               Percent             Amount             Percent
--------------------------- ---------------------- ------------------ ------------------- --------------------------------
Founding Shareholders         4,000,000 Shares          66.67%              $20,000            16.67%         $0.005
--------------------------- ---------------------- ------------------ ------------------- --------------------------------
Purchasers of Shares          2,000,000 Shares          33.33%             $100,000            83.33%          $0.05
=========================== ====================== ================== =================== ================================
Total                         6,000,000 Shares            100%             $120,000              100%
=========================== ====================== ================== =================== ================================

The following table assumes10% (200,000) of the offered shares will be sold.

==================================== ========================================= ============================================
                                         Shares Issued                         Total Consideration               Price
                                                                                                                 Per Share
                                   Number               Percent             Amount             Percent
---------------------------------------------- ------------------ ------------------- ------------------ -----------------
Founding Shareholders         4,000,000 Shares          95.24%              $20,000            66.67%            $0.005
---------------------------------------------- ------------------ ------------------- ------------------ -----------------
Purchasers of Shares            200,000 Shares           4.76%              $10,000            33.33%             $0.05
============================================== ================== =================== ================== ==================
Total                         4,200,000 Shares            100%              $30,000              100%
============================================== ================== =================== ================== ==================

The following table assumes 50% (1,000,000) shares of common stock will be sold.

==================================== ========================================= ============================================
                                         Shares Issued                         Total Consideration               Price
                                                                                                                 Per Share

                                   Number               Percent             Amount             Percent
---------------------------------------------- -------------------- ------------------ ------------------- ------------------
Founding Shareholders         4,000,000 Shares             80%              $20,000             28.57%             $0.005
---------------------------------------------- -------------------- ------------------ ------------------- ------------------
Purchasers of Share           1,000,000 Shares             20%              $50,000             71.43%              $0.05
============================================== ==================== ================== =================== ==================
Total                         5,000,000 Shares            100%              $70,000              100%
============================================== ==================== ================== =================== ==================

The following table sets forth the difference between the offering price of the shares of our common stock being offered by us, the net tangible book value per share, and the net tangible book value per share after giving effect to the offering by us, assuming that:

     o    all of the shares of the common stock offered by us are sold;
     o    50% of the shares of common stock offered by us are sold; and
     o    10% of the shares of common stock offered by us are sold.

Net tangible book value per share represents the amount of total tangible assets less total liabilities divided by the number of shares outstanding as of June 30, 2002.


---------------------------------------------------------------------------------- ----------------------- -----------------------
                                                             All Offered Shares    50% of Offered Shares   10% of Offered Shares
                                                                  are Sold                are sold                are sold
---------------------------------------------------------------------------------- ----------------------- -----------------------
Offering Price                                                $0.05 per share         $0.05 per share         $0.05 per share
---------------------------------------------------------------------------------- ----------------------- -----------------------
Net tangible book value at June 30, 2002                      $0.00 per share         $0.00 per share         $0.00 per share
---------------------------------------------------------------------------------- ----------------------- -----------------------
Net tangible book value after giving effect to the offering   $0.02 per share         $0.014 per share        $0.003 per share
---------------------------------------------------------------------------------- ----------------------- -----------------------
Per Share Dilution to New Investors                           $0.03 per share         $0.036 per share        $0.047 per share
---------------------------------------------------------------------------------- ----------------------- -----------------------
Percent Dilution to New Investors                                   60%                     72%                     94%
---------------------------------------------------------------------------------- ----------------------- -----------------------

Selling Security Holders
------------------------

The shares we are registering for sale are not yet issued and outstanding. Therefore, there are no selling security holders in this offering.

Plan of Distribution
--------------------

We are offering for sale 2,000,000 shares of our common stock in a self-underwritten offering directly to the public. We have not conducted any discussions or negotiations for the sale of all or any portion of those 2,000,000 shares of our common stock. There is no minimum number of shares that must be purchased by each prospective purchaser. The maximum number of shares we will sell is 2,000,000. We will not pay any commissions or other fees, directly or indirectly to any person or firm in connection with solicitation of sales of the common stock. There are no minimum proceeds set for this offering.

We anticipate that Peg Warren, our president, chief executive officer and one of our directors, will participate in the offer and sale of our shares of common stock, and rely on the safe harbor from broker-dealer registration set out in Rule 3a4-1 under the Securities Exchange Act of 1934. Although Ms. Warren is an associated person of the company as that term is defined in Rule 3a4-l under the Exchange Act, she is deemed not to be a broker for the following reasons:

     o Ms. Warren is not subject to a statutory disqualification as that term is defined in Section 3(a)(39) of the Exchange Act at the time of her participation in the sale of our securities.
     o Ms. Warren will not be compensated for her participation in the sale of company securities by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities.
     o Ms. Warren is not an associated person of a broker or dealer at the time of participation in the sale of company securities.
     o Ms. Warren is not associated with a broker or dealer and does not have an arrangement with a broker or dealer to effect transactions in securities.
     o Ms. Warren does not participate in selling an offering of securities for any issuer more than once every 12 months other than in reliance on paragraph (a)4(i) or (a)4(iii) of Section 3a4-1 of the Securities Exchange Act of 1934, except that for securities issued pursuant to rule 415 under the Securities Act of 1933, the 12 months shall begin with the last sale of any security included within one rule 415 registration.

Ms. Warren will restrict her participation to the following activities:

     o Preparing any written communication or delivering any communication through the mails or other means that does not involve oral solicitation by the President of a potential purchaser;
     o Responding to inquiries of potential purchasers in communications initiated by the potential purchasers, provided, however, that the content of responses are limited to information contained in this registration statement and any amendments filed hereto filed under the Securities Act or other offering document;
     o Performing ministerial and clerical work involved in effecting any transaction.

We do not believe that our officers or directors will purchase any of the offered shares. We plan to offer and sell our securities in: Nevada, New York, the District of Columbia, Colorado and North Carolina.

We have not retained a broker for the sale of securities being offered. In the event we retain a broker who may be deemed an underwriter, we will file an amendment to the registration statement.

The shares of common stock we are offering have not been registered for sale under the securities laws of any state as of the date of this prospectus.

Under the Securities Exchange Act of 1934 and the regulations thereunder, any person engaged in a distribution of the shares of our common stock offered by this prospectus may not simultaneously engage in market making activities with respect to our common stock during the applicable "cooling off" periods prior to the beginning of such distribution.

Legal Proceedings
-----------------

There are no legal actions pending against us nor are any legal actions contemplated by us at this time.

Directors, Executive Officers, Promoters and Control Persons
------------------------------------------------------------

Our directors and principal executive officers are as specified on the following table:

 ==============================================================================
 Name         Age  Position
 -------------------------------------------------------------------------------
 Peg Warren    48  president, chief executive officer and a director
 -------------------------------------------------------------------------------
 Robin Welles  29  treasurer, chief financial officer, secretary and a director
 ===============================================================================

Peg Warren. Ms. Warren is responsible for our day to day operations and has been our president, chief executive officer and one of our directors since April 13, 2002. Throughout her career, Ms. Warren has demonstrated that she is a highly motivated business minded individual with strong managerial and organizational skills. From September 1992 to May 1993, Ms. Warren served as an Account Executive at Larry Huffman Enterprises, Inc., coordinating all advertising efforts for major account bases, and negotiating electronic media buys with local radio and TV stations. From 1993 to November 1995, Ms. Warren was the Marketing Director at Traveland USA. She conceived and executed several successful target marketing programs, directed four national industry trade shows, and headed a marketing program. From November 1995 to 2000, Ms Warren served as the President of Warren Business Ventures, contractual consultants for Business Development. She developed marketing strategies, assessed, evaluated and advised re-structuring of organizational procedures in preparation for mergers, acquisitions and strategic sales. During that time, Warren Business Ventures acted as an "Agency of Choice" for advertising, public relations design and placement services. Ms. Warren also served as the Director of Production/Client Services for 1st Team Cable Marketing. While working there, Ms. Warren managed all print, TV and radio production issues; she re-structured the customer service program, and developed, implemented and managed operational systems to enhance the efficiency and productivity of the entire company. Ms. Warren has not been an officer or director of any reporting company.

Robin Welles. Ms. Welles has been our treasurer, chief financial officer, secretary and a member of our board of directors since April 13, 2002. Since 1997, Ms. Welles has been employed by Walt Disney Entertainment. She has been promoted from a Department Assistant, to a Senior Secretary, to a Production Coordinator. Her duties have included the redesign and implementation of a tracking process for direct and indirect budgets, aiding in the creation of cast member incentive programs, and managing and assisting development of all grand opening events for Tokyo DisneySea. Ms. Welles earned her Bachelor of Science degree in Business Administration at California State University, Sacramento. Ms. Welles is not an officer or director of any reporting company.
There are no orders, judgments, or decrees of any governmental agency or administrator, or of any court of competent jurisdiction, revoking or suspending for cause any license, permit or other authority to engage in the securities business or in the sale of a particular security or temporarily or permanently restraining any of our officers or directors from engaging in or continuing any conduct, practice or employment in connection with the purchase or sale of securities, or convicting such person of any felony or misdemeanor involving a security, or any aspect of the securities business or of theft or of any felony. Nor are any of the officers or directors of any corporation or entity affiliated with us so enjoined.

Security Ownership of Certain Beneficial Owners and Management
--------------------------------------------------------------

The following table sets forth certain information regarding the beneficial ownership of our common stock as of September 6, 2002, by each person or entity known by us to be the beneficial owner of more than 5% of the outstanding shares of common stock, each of our directors and named executive officers, and all of our directors and executive officers as a group.

Title of Class  Name and Address of       Amount and Nature of  Percent of Class  Percent of     Percent of       Percent of
                Beneficial Owner          Beneficial Owner      if no shares are  Class if 10%   Class if 50% of  Class if 100%
                                                                sold              of shares are  shares are       of shares are
                                                                                  sold           sold             sold
--------------  ------------------------  --------------------- ----------------- -------------- ---------------  -------------

Common Stock    Peg Warren                2,000,000 shares
                3187-G Airway Avenue,     president, chief             50%            47.62%           40%             33.34%
                Costa Mesa, CA, 92626     executive officer
                                          director

Common Stock    Robin Welles              2,000,000 shares
                3187-G Airway Avenue,     treasurer, chief             50%            47.62%           40%             33.34%
                Costa Mesa, CA, 92626     financial officer
                                          secretary, director

Common Stock    All directors and named
                executive officers as a   4,000,000 shares            100%            95.24%           80%             66.68%
                group

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. In accordance with Securities and Exchange Commission rules, shares of our common stock which may be acquired upon exercise of stock options or warrants which are currently exercisable or which become exercisable within 60 days of the date of the table are deemed beneficially owned by the optionees. Subject to community property laws, where applicable, the persons or entities named in the table above have sole voting and investment power with respect to all shares of our common stock indicated as beneficially owned by them.

Changes in Control. Our management is not aware of any arrangements which may result in "changes in control" as that term is defined by the provisions of Item 403(c) of Regulation S-B.

Description of Securities
-------------------------

Common Stock. We are authorized to issue 25,000,000 shares of $.001 par value common stock. As of September 6, 2002, 4,000,000 shares of our common stock were issued and outstanding.

Each shareholder of our common stock is entitled to a pro rata share of cash distributions made to shareholders, including dividend payments. The holders of our common stock are entitled to one vote for each share of record on all matters to be voted on by shareholders. The holders of our common stock are entitled to receive dividends when, as and if declared by our Board of Directors from funds legally available for that purpose. Cash dividends are at the sole discretion of our Board of Directors. In the event of our liquidation, dissolution or winding up, the holders of common stock are entitled to share ratably in all assets remaining available for distribution to them after payment of our liabilities and after provision has been made for each class of stock, if any, having any preference in relation to our common stock. Holders of shares of our common stock have no conversion, preemptive or other subscription rights, and there are no redemption provisions applicable to our common stock.

Dividend Policy. We have never declared or paid a cash dividend on our capital stock. We do not expect to pay cash dividends on our common stock in the foreseeable future. We currently intend to retain our earnings, if any, for use in our business. Any dividends declared in the future will be at the discretion of our board of directors and subject to any restrictions that may be imposed by our lenders.

Interest of Named Experts and Counsel
-------------------------------------

No "expert" or our "counsel" was hired on a contingent basis, or will receive a direct or indirect interest in us, or was a promoter, underwriter, voting trustee, director, officer, or employee of the company, at any time prior to the filing of this registration statement.

Disclosure of Commission Position on Indemnification for Securities Act Liabilities
-------------------------------------------------------------------------------

Article Sixth of our Articles of Incorporation provides, among other things, that our officers and directors shall not be personally liable to us or our shareholders for monetary damages for breach of fiduciary duty as an officer or a director, except for liability:

     o Acts or omissions which involve intentional misconduct, fraud or knowing violation of the law; or
     o The payment of dividends in violation of Section 78.300 of the Nevada Revised Statutes.

Accordingly, our directors may not be liable to our shareholders for any mistakes or errors of judgment or for any act or omission, unless the act or omission involves intentional misconduct, fraud, or a knowing violation of law or results in unlawful distributions to our shareholders.

Organization Within Last Five Years
-----------------------------------

Description of Business
-----------------------

Our Background.  We were incorporated in Nevada on October 11, 2000.

Our Business. We currently offer public relations and marketing programs and products that are designed to meet our clients' expectations and assist our clients in achieving profitability. We strive to continuously respond to change while embracing new technology to thrive in a competitive environment. We believe that in order to succeed, we will need to keep abreast of the changes in our industry and constantly update our public relations and marketing services.

Our public relations and marketing services are designed to provide small businesses with the tools to compete with large corporations in the global market. We believe that our management has the expertise to build a strong corporate identity for our clients, from the creation of company logos through development of image ads and collateral materials such as signs, brochures and business cards. Because we cater to smaller businesses, we are able to provide in-depth, customized services. Because we are a new, development stage business, we understand the commitment small businesses have to their own success and consequently we try to target key areas that are common problem areas for most small businesses related to business development.

The following is a list of our services:

     o    Brochure Design
     o    Logo Design
     o    Corporate Mailers
     o    Booth Design
     o    Magazine Advertisements
     o    Business Cards
     o    Press Releases
     o    Printing



Our Corporate Branding Services. We provide small companies with customized, professional, corporate identity and branding. From logo design to press releases, we strive to keep our clients' corporate presence consistent and competitive, prompting consumers to identify with and respond to our clients' products or services, thereby increasing market awareness of the particular product or service. Through the process of developing a strong corporate identity, we work closely with our clients, familiarizing ourselves with each company and incorporating its particular goals into each company's corporate identity. We believe a strong corporate identity is essential for the following reasons:

     o Assists consumers to identify, select, and become familiar with our clients' products and/or services.
     o Shows consumers and competitors that our client has a strong, consistent image.
     o Offers a benchmark against which competitors can be measured and evaluated.

We believe that each business is unique, and therefore, each individual client requires an identity tailored to its particular needs to achieve the desired results. We believe that a structured, carefully planned corporate identity package can provide a business with valuable asset. The corporate identity package can also be used to market the company to clients and potential business partners. We begin most corporate identity packages with a conservative, time-tested structure, and then customize the final product to suit the individual client's business and goals. We strive to make each corporate identity package a realistic reflection of the expectations and individuality of the particular client.

We also provide general public relations services. We strive to evaluate our clients' strengths in order to accentuate those strengths and create heightened consumer interest. We believe that small businesses have the ability to create special relationships with their customers as long as they identify and strengthen their corporate identity. We believe that our corporate identity packages allow our clients to meet their business goals while creating those special relationships. We believe that we have a comprehensive understanding of consumer-to-business relationships and the ability to explore and expand that relationship through our services. As small businesses are challenged to remain competitive in a marketplace characterized by large, well-capitalized competitors, we believe services such as ours will become increasingly important. We believe that through our focused guidance, a smaller company can compete successfully with its larger competitors.

Our Target Markets and Marketing Strategy. We primarily market our services to small businesses which we believe can benefit from our knowledge of the day-to-day requirements of operating a business. Typically, our clients will have one to 10 employees and have modest revenues. However, we target businesses that wish to increase the size and breadth of their business. We believe that there are certain entrepreneurs in need of a professionally-designed corporate identity. With a well-constructed identity, we believe that our clients will be more effective in maximizing their efforts and staying ahead of their competitors. We believe that many small companies lack the necessary identity to distinguish themselves from their competitors. We also believe that in today's market, a strong identity builds a loyal consumer base. Many times, the only way for a small company to compete with its larger competitors is to build a unique and recognizable corporate identity. Only through building a strong corporate identity will small companies build a loyal customer base. This loyal consumer base is an effective advertising tool which fulfills the need for publicity without the heightened cost. We believe that no matter what final form advertising takes, a company's strategic foundation supports its corporate and marketing goals.

We also plan to promote our services and attract businesses through our proposed website. Our website is currently in the beginning stage of development. Our marketing initiatives will include:

     o utilizing direct response print advertisements placed primarily in small business, entrepreneurial, and special interest magazines;
     o    links to industry focused websites;
     o advertising by television, radio, banners, affiliated marketing and direct mail; and
     o    presence at industry tradeshows

Growth Strategy. Our objective is to expand our operations by adding staff while increasing our market presence in the Orange County area of Southern California, and into nearby regions. We anticipate achieving growth by hiring additional staff, installing computers and launching a professionally designed website to attract new clients. We plan to hire individuals with the following strengths:

     o Marketing Representative: This position requires an individual experienced in marketing to small businesses, writing proposals, and developing and implementing ongoing marketing ideas. This position will be a liaison between us and those institutions which traditionally assist small businesses, such as: banks, legal offices and government agencies.
     o Clerical Assistant: This individual will perform all daily office tasks including, but not limited to, computer input and bookkeeping.
     o Computer Assistant: This individual will have web design experience, a working knowledge of computer networks, as well as work with an outside web design firm to establish our proposed website. We believe that our proposed website will be an important tool to expand our area of operations and client base.

We plan to expand our services to other cities in Southern California. We believe it is critical to have a physical presence in the major Southern California cities so that we can work effectively with local banks and lending institutions, as well as provide quality service to clients in those locations. We have not yet decided the exact areas into which we plan to expand. However, we anticipate that we will attempt to expand into Los Angeles County and other areas of Orange County.

We anticipate that in order to implement our business expansion plans over the next 12 months, we will need to raise funds in the following amounts for the following items:

     o    Purchase additional computers: $3,000
     o    Acquire additional office space for one year: $12,000
     o    Website development for one year: $5,000
     o    Working capital for one year: $10,000

We anticipate that the funds from this offering, even if we do not sell all of the offered shares, will provide us sufficient capital for the next twelve months. Our rate of expansion will depend on the number of offered shares we sell. We plan to raise additional funds either through additional offerings of our shares or through other financing arrangements, such as borrowings. There is no guarantee that we will be able to raise funds in addition to the funds we raise in this offering, if any. If we are not able to raise additional funds, we will likely not be able to expand our operations.

Our Proposed Website. We anticipate that our website will be developed by a local web design firm. We intend to design a user-friendly website which provides prospective clients with a complete listing of our available services and pages dedicated to relevant topics of interest to small businesses. We anticipate that we will use a portion of the proceeds from this offering to develop our website. However, as of the date of this prospectus, our website has not moved beyond the mere discussion phase as we currently lack the necessary funds to begin development of our website. Assuming our proposed website becomes operational, we expect to next focus on expanding the scope of our Internet presence. We hope to achieve such expansion by registering with major search engines with the goal of placing our website at the top of search results. This typically requires pre-funding with certain search engines. We do not currently have adequate financial resources to conduct such registration.

Our Intellectual Property. We do not presently own any domain names, copyrights, patents, trademarks, licenses, concessions or royalties. Our success may depend in part upon our ability to preserve our trade secrets, obtain and maintain patent protection for our technologies, products and processes, and operate without infringing upon the proprietary rights of other parties. However, we may rely on certain proprietary technologies, trade secrets, and know-how that are not patentable. Although we may take action to protect our unpatented trade secrets and our proprietary information, in part, by the use of confidentiality agreements with our employees, consultants and certain of our contractors, we cannot guaranty that:

     o    these agreements will not be breached;
     o    we would have adequate remedies for any breach; or
     o our proprietary trade secrets and know-how will not otherwise become known or be independently developed or discovered by competitors.

We cannot guaranty that our actions will be sufficient to prevent imitation or duplication of either our products and services by others or prevent others from claiming violations of their trade secrets and proprietary rights.

Competition. The market for comprehensive advertising, marketing and public relations services is highly fragmented and intensely competitive. In order to compete effectively in the advertising and marketing services industry, a company must provide a wide range of quality services and products at a reasonable cost. The changing business environment has also produced an evolving range of strategic and operating options for small businesses entrepreneurs, many of whom are unfamiliar with the requirements of day-to-day business operations. In response, business-consulting firms are formulating and implementing new strategies and tactics, including developing ancillary products and services as well as engaging in target marketing programs. In providing our services, we compete with national and international advertising and marketing firms such as Fleishman Hillard International Communications and Porter Novelli, as well as local agencies in the Orange County market, such as Amies Communications, Paine PR, and Roxburgh Integrated Communications.

We believe that many of our competitors operate traditional "brick and mortar" operations. A traditional "brick and mortar" business is a business which uses traditional avenues of marketing and public relations such as newspaper and magazine advertising, a large sales force, mailings, etc. We believe that many of our competitors have a high overhead. This leads to a higher cost of doing business and higher prices paid by clients. We strive to meet and beat our competition by keeping our overhead low and, as a result, passing on the savings to our clients. We endeavor to provide quality comprehensive services while keeping costs down. We feel we can keep costs down by using the Internet to advertise and showcase our services and by employing state-of-the-art computer systems and software. We are a small development stage enterprise. Our competitive position in our industry is low. We hope to improve that position by offering affordable, quality advertising, marketing and public relations services. There is no guarantee that we will be able to improve our competitive position.

Many of our competitors have greater financial resources than we have, enabling them to finance acquisition and development opportunities, pay higher prices for the same opportunities or develop and support their own operations. In addition, many of these companies can offer bundled, value-added or additional services not provided by us. Many also have greater name recognition. Our competitors may have the luxury of sacrificing profitability in order to capture a greater portion of the market for advertising and public relations services. They may also be in a position to pay higher prices than we would for the same expansion and development opportunities. Consequently, we will encounter significant competition in our efforts to achieve our internal and external growth objectives.

While we compete with traditional "brick and mortar" providers of advertising and marketing services, once we design and establish our website, we will also compete with other Internet-based companies and businesses that have developed and are in the process of developing websites which will be competitive with the services developed and offered by us. We cannot guaranty that other websites or services which are functionally equivalent or similar to our proposed website and our current services have not been developed or are not in development. Many of these competitors have greater financial and other resources and more marketing and sales experience than we have.

Government Regulation. We are subject to federal, state and local laws and regulations applied to businesses, such as payroll taxes on the state and federal levels. In general, our marketing and public relations services are not subject to licensing or other regulatory requirements.

Internet access and online services are not subject to direct regulation in the United States. Changes in the laws and regulations relating to the telecommunications and media industry, however, could impact our business. For example, the Federal Communications Commission could begin to regulate the Internet and online services industry, which could result in increased costs for us. The laws and regulations applicable to the Internet and to our services are evolving and unclear and could damage our business. There are currently few laws or regulations directly applicable to access to, or commerce on, the Internet. Due to the increasing popularity and use of the Internet, it is possible that laws and regulations may be adopted, covering issues such as user privacy, defamation, pricing, taxation, content regulation, quality of products and services, and intellectual property ownership and infringement. Such legislation could expose us to substantial liability as well as dampen the growth in use of the Internet, decrease the acceptance of the Internet as a communications and commercial medium, or require us to incur significant expenses in complying with any new regulations. The European Union has recently adopted privacy and copyright directives that may impose additional burdens and costs on international operations.

Our Research and Development. We are not currently conducting any research and development activities, other than the development of our proposed website. We do not anticipate conducting any research or development activities in the near future.

Employees. As of September 6, 2002, we had no employees other than our officers. We are not a party to any collective bargaining agreements. We have not entered into any employment agreements with any of our executives. We anticipate that we will enter into employment agreements with our key personnel when, and if, our revenue production justifies such agreements. We have not negotiated the specific terms or conditions of such agreements. We do not currently anticipate that we will hire any employees in the next six months, unless we generate significant revenues. From time-to-time, we anticipate that we will also use the services of independent contractors and consultants to support our business development. We believe our future success depends in large part upon the continued service of our senior management personnel and our ability to attract and retain highly qualified technical and managerial personnel.

Facilities. Our executive, administrative and operating offices are being provided by Ms. Warren and are located at 3187-G Airway Avenue, Costa Mesa, California 92626. We believe that our current facilities are adequate for our current needs and that additional suitable space will be available on acceptable terms as required. We do not own any real estate.

Management's Discussion and Analysis of Financial Condition and Results of Operations.
---------------------------------------------------------------------------

For the year ended December 31, 2001 and the six months ended June 30, 2002.
----------------------------------------------------------------------------

Liquidity and Capital Resources. At June 30, 2002, we had cash of $11,946 compared to no cash resources as at December 31, 2001. The cash influx from December 31, 2001 to June 30, 2002 was primarily due to the purchase of stock by our officers and directors as well as revenues earned during that six-month period. Our officers and directors provided us with our initial capitalization of $20,000 through the purchase of our common stock. Those proceeds were used for initial working capital such as office supply and setup expenses. We did not have any accounts receivable as at December 31, 2001, compared to accounts receivable of $3,225 at June 30, 2002. At June 30, 2002, we had total assets of $25,171 compared to no assets at December 31, 2001. At June 30, 2002 we had total liabilities of $6,681 compared to no liabilities at December 31, 2001.

Results of Operations.

Revenues. From our inception on October 11, 2000 to December 31, 2001, we had not earned any revenues. During the six-month period ended June 30, 2002, we earned $18,182 in revenues from marketing and advertising services we provided. Our cost of revenues during that period was $15,778.

Operating Expenses. For the period from October 11, 2000, our date of formation, to December 31, 2001, we had no expenses. For the six-month period ended June 30, 2002, we had total expenses of $4,664. For the six-month period ended June 30, 2002, we suffered a net loss of $2,260.

Our Plan of Operation for the Next Twelve Months. To further implement our business plan and expand our operations during the next twelve months, we will need to raise funds in this offering, so that we can expand our services to other areas of Southern California. We anticipate that we will use the funds raised in this offering and revenues generated to fund the development of our website, for marketing activities and for working capital. Our failure to market and promote our services will harm our business and future financial performance. If we are unable to expand our operations within the next twelve months, we will likely fail to increase our revenues.

We had cash of $11,946 at June 30, 2002. In the opinion of management, available funds, even if no additional revenue is earned, will satisfy our working capital requirements through December 2002. However, we plan on earning additional revenue during that period of time which will allow us additional working capital. Our forecast for the period for which our financial resources will be adequate to support our operations involves risks and uncertainties and actual results could fail as a result of a number of factors. Depending on the amount of funds we raise in this offering, we may need to raise additional capital to expand our operations, although we have not identified any sources of such additional capital. Such additional capital may be raised through public or private financing as well as borrowings and other sources. We cannot guaranty that additional funding will be available on favorable terms, if at all. If we need additional funds and such additional funds are not available, then we may not be able to fully expand our operations.

We are not currently conducting any research and development activities, other than the development of our proposed website. We do not anticipate conducting such activities in the near future. We do not anticipate purchases of plant or equipment other than general office supplies and general office equipment. In the event that we expand our customer base, then we may need to hire additional employees or independent contractors. Specifically, if we are able to raise sufficient capital to expand our services and service area and our revenue levels justify such action, we plan on hiring additional office staff.

Description of Property
-----------------------

Property held by us. As of the date specified in the following table, we held the following property:

          ================================== =========================
                      Property                    June 30, 2002
          ---------------------------------- -------------------------
                       Cash                           $11,946
          ================================== =========================

Our facilities. Our executive, administrative and operating offices are located at 3187-G Airway Avenue, Costa Mesa, California 92626.

Certain Relationships and Related Transactions
----------------------------------------------

Peg Warren, our president and a member of our board of directors, currently provides office space to us. During the six months ended June 30, 2002, we recorded rental expense of $750. Ms. Warren has waived reimbursement for such fees and we have considered the fees additional paid in capital.

During the six months ended June 30, 2002, one of our officers was paid $2,450 for executive services.

With regard to any future related party transaction, we plan to fully disclose any and all related party transactions, including, but not limited to, the following:

     o    disclose such transactions in prospectuses where required;
     o disclose in any and all filings with the Securities and Exchange Commission, where required;
     o    obtain disinterested directors consent; and
     o    obtain shareholder consent where required.

Market for Common Equity and Related Stockholder Matters
--------------------------------------------------------

Reports to Security Holders. Our securities are not listed for trading on any exchange or quotation service; therefore, we are not required to comply with the timely disclosure policies of any exchange or quotation service. The requirements to which we would be subject if our securities were so listed typically include the timely disclosure of a material change or fact with respect to our affairs and the making of required filings. Although we are not required to deliver an annual report to security holders, we intend to provide an annual report to our security holders, which will include audited financial statements.

When and if we become a reporting company with the Securities and Exchange Commission, the public may read and copy any materials filed with the Securities and Exchange Commission at the Securities and Exchange Commission's Public Reference Room at 450 Fifth Street N.W., Washington, D.C. 20549. The public may also obtain information on the operation of the Public Reference Room by calling the Securities and Exchange Commission at 1-800-SEC-0330. The Securities and Exchange Commission maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the Securities and Exchange Commission. The address of that site is http://www.sec.gov.

As of September 6, 2002, there were two record holders of our common stock.

There are no outstanding shares of our common stock which can be sold pursuant to Rule 144. There are no outstanding options or warrants to purchase, or securities convertible into, shares of our common stock. There are no outstanding shares of our common stock that we have agreed to register under the Securities Act of 1933 for sale by security holders.

There have been no cash dividends declared on our common stock. Dividends are declared at the sole discretion of our Board of Directors.

Penny stock regulation. Shares of our common stock will probably be subject to rules adopted by the Securities and Exchange Commission that regulate broker-dealer practices in connection with transactions in "penny stocks". Penny stocks are generally equity securities with a price of less than $5.00, except for securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in those securities is provided by the exchange or system. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, deliver a standardized risk disclosure document prepared by the Securities and Exchange Commission, which contains the following:

     o a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;
     o a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to violation to such duties or other requirements of securities' laws;
     o a brief, clear, narrative description of a dealer market, including "bid" and "ask" prices for penny stocks and the significance of the spread between the "bid" and "ask" price;
     o    a toll-free telephone number for inquiries on disciplinary actions;
     o definitions of significant terms in the disclosure document or in the conduct of trading in penny stocks; and
     o such other information and is in such form, including language, type, size and format, as the Securities and Exchange Commission shall require by rule or regulation.

Prior to effecting any transaction in penny stock, the broker-dealer also must provide the customer the following:

     o    the bid and offer quotations for the penny stock;
     o the compensation of the broker-dealer and its salesperson in the transaction;
     o the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and
     o monthly account statements showing the market value of each penny stock held in the customer's account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement. These disclosure requirements may have the effect of reducing the trading activity in the secondary market for a stock that becomes subject to the penny stock rules. Holders of shares of our common stock may have difficulty selling those shares because our common stock will probably be subject to the penny stock rules.

Executive Compensation
----------------------

Any compensation received by our officers, directors, and management personnel will be determined from time to time by our Board of Directors. Our officers, directors, and management personnel will be reimbursed for any out-of-pocket expenses incurred on our behalf.

Summary Compensation Table. The table set forth below summarizes the annual and long-term compensation for services in all capacities to us payable to our president and our other executive officers during the years ending December 31, 2002. Our Board of Directors may adopt an incentive stock option plan for our executive officers which would result in additional compensation.

Name and Principal Position                   Year      Annual      Bonus ($)        Other Annual       All Other Compensation
                                                      Salary ($)                   Compensation ($)
-------------------------------------------- ------- ------------- ------------- --------------------- -------------------------
Peg Warren - president, chief executive      2002        None          None              None                    None
officer
-------------------------------------------- ------- ------------- ------------- --------------------- -------------------------
Robin Welles - treasurer, chief financial    2002        None          None              None                    None
officer, secretary
-------------------------------------------- ------- ------------- ------------- --------------------- -------------------------


Compensation of Directors. Our directors who are also our employees receive no extra compensation for their service on our Board of Directors.

Compensation of Officers. As of September 6, 2002, our officers have received no compensation for their services provided to us. We anticipate that our officers will not receive compensation for their services unless we generate significant revenues.

Employment Contracts. We anticipate that we will enter into employment agreements with our key personnel when revenues justify such contracts. However, we have not negotiated the specific terms and conditions of such agreements. Moreover, we do not anticipate entering into such agreements until and unless we realize sufficient revenues to justify such action. There is no guarantee that we will ever realize sufficient revenues to justify entering into employment agreements with any of our current or future key personnel.

Financial Statements
--------------------

                                BLACK LAKE, INC.
                          (A Development Stage Company)

                         REPORT AND FINANCIAL STATEMENTS

                       JUNE 30, 2002 AND DECEMBER 31, 2001

                                BLACK LAKE, INC.
                          (A Development Stage Company)

                                      INDEX




                                                                           PAGE

Independent Auditors' Report                                                1

Financial Statements

     Balance Sheets as of June 30, 2002 and December 31, 2001               2

     Statements of Operations for the for the six months ended June
          30, 2002, the period October 11, 2000 (inception) through
          December 31, 2001, and the period October 11, 2000
          (inception) through June 30, 2002                                 3

     Statements of Changes in Stockholders' Equity for the period
          October 11, 2000 (inception) through June 30, 2002                4

     Statements of Cash Flows for the six months ended June 30, 2002, the period October 11, 2000 (inception) through December 31,
          2001, and the period October 11, 2000 (inception) through
          June 30, 2002                                                     5

Notes to Financial Statements                                             6 - 10

                          Independent Auditors' Report
                          ----------------------------

                                                                  August 7, 2002

To the Board of Directors and Stockholders of Black Lake, Inc.



         We have audited the accompanying balance sheets of Black Lake, Inc. (a development stage company) as of June 30, 2002 and December 31, 2001, and the related statements of operations, changes in stockholders' equity and cash flows for the six months ended June 30, 2002, the year ended December 31, 2001, and the period October 11, 2000 (inception) through June 30, 2002. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

         We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

         In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Black Lake, Inc. as of June 30, 2002 and December 31, 2001, and the results of its operations and its cash flows for the six months ended June 30, 2002, the year ended December 31, 2001, and the period October 11, 2000 (inception) through June 30, 2002 in conformity with accounting principles generally accepted in the United States of America.


   /s/ Lesley, Thomas, Schwarz & Postma, Inc.
   ------------------------------------------
   A Professional Accountancy Corporation Newport Beach, California

                                BLACK LAKE, INC.
                                ----------------
                          (A Development Stage Company)
                          -----------------------------

                                 BALANCE SHEETS
                                 --------------


                                     ASSETS
                                     ------

                                                                                  June 30,            December 31,
                                                                                    2002                  2001
                                                                              ---------------      ----------------
ASSETS
   Cash and cash equivalents                                                  $         11,946     $            ---
   Accounts receivable                                                                   3,225                  ---
   Prepaid expenses                                                                     10,000                  ---
                                                                              ----------------     ----------------

     Total assets                                                             $         25,171     $            ---
                                                                              ----------------     ----------------

                      LIABILITIES AND STOCKHOLDERS' EQUITY
                      ------------------------------------

CURRENT LIABILITIES
   Accounts payable                                                           $          6,681     $            ---
                                                                              ----------------     ----------------

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY
   Common stock, $0.001 par value;
     25,000,000 shares authorized,
     No shares issued and outstanding
   Common stock subscribed,  0.001 par value, 4,000,000 shares paid for in
     June, 2002 and issued in July, 2002                                                 4,000                  ---
   Additional paid-in capital                                                           16,750                  ---
   Deficit accumulated during development stage                                         (2,260)                 ---
                                                                              ----------------     ----------------

       Total stockholders' equity                                                       18,490                  ---
                                                                              ----------------     ----------------

         Total liabilities and stockholders' equity                           $         25,171     $            ---
                                                                              ================     ================





            See the accompanying notes to these financial statements

                                BLACK LAKE, INC.
                                ----------------
                          (A Development Stage Company)
                          -----------------------------

                            STATEMENTS OF OPERATIONS
                            ------------------------

                                                                                                            October 11, 2000
                                                                     Six Months                               (inception)
                                                                       Ended             Year Ended             Through
                                                                    June 30, 2002     December 31, 2001       June 30, 2002
                                                                 -----------------    -----------------     ---------------
NET REVENUES                                                      $         18,182    $             ---     $         18,182

COST OF REVENUES                                                            15,778                  ---               15,778
                                                                  ----------------    -----------------     ----------------

GROSS MARGIN                                                                 2,404                  ---                2,404

GENERAL AND ADMINISTRATIVE EXPENSE                                           4,664                  ---                4,664
                                                                  ----------------    -----------------     ----------------

LOSS FROM OPERATIONS BEFORE PROVISION FOR INCOME TAXES
                                                                            (2,260)                 ---               (2,260)

PROVISION FOR INCOME TAXES                                                     ---                  ---                  ---
                                                                  ----------------    -----------------     ----------------

NET LOSS                                                          $         (2,260)   $             ---     $         (2,260)
                                                                  ================    =================     ================


BASIC LOSS PER SHARE                                              $          (0.04)   $             N/A     $          (0.14)
                                                                  ================    =================     ================

DILUTIVE LOSS PER SHARE                                           $          (0.04)   $             N/A     $          (0.14)
                                                                  ================    =================     ================
BASIC  AND   DILUTED   WEIGHTED   AVERAGE   COMMON   SHARES
   OUTSTANDING   INCLUDING  SUBSCRIBED  AND  PAID  FOR  BUT
   UNISSUED                                                                 55,250                    0               15,950
                                                                  ================    =================     ================




            See the accompanying notes to these financial statements

                                BLACK LAKE, INC.
                                ----------------
                          (A Development Stage Company)
                          -----------------------------

                  STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY
                  --------------------------------------------

            PERIOD OCTOBER 11, 2000 (INCEPTION) THROUGH JUNE 30, 2002
            ---------------------------------------------------------


                                                                                                         Deficit
                                                                                                       Accumulated
                                    Common Stock            Common Stock Subscribed       Additional      During
                           ----------------------------   ---------------------------       Paid-In    Development
                               Shares          Amount        Shares          Amount         Capital        Stage          Total
                           --------------   -----------   ------------    -----------    -----------    -----------    -----------

BALANCE, October 11,
   2000 (inception)                   ---   $       ---            ---    $       ---    $       ---    $       ---    $       ---
                           --------------   -----------   ------------    -----------    -----------    -----------    -----------

BALANCE, December 31,
   2000                               ---           ---            ---            ---            ---            ---            ---
                           --------------   -----------   ------------    -----------    -----------    -----------    -----------

BALANCE, December 31,
   2001                               ---           ---            ---            ---            ---            ---            ---
                           --------------   -----------   ------------    -----------    -----------    -----------    -----------
COMMON STOCK SUBSCRIBED,
   paid for in June, 2002,
   issued in July 2002                ---           ---      4,000,000          4,000         16,000            ---         20,000

ADDITIONAL PAID-IN CAPITAL,
 (in exchange for rent
   expense)                           ---           ---            ---            ---            750            ---            750

NET LOSS                              ---           ---            ---            ---            ---         (2,260)        (2,260)
                           --------------   -----------   ------------    -----------    -----------    -----------    -----------

BALANCE, June 30, 2002                ---   $       ---      4,000,000    $     4,000    $    16,750    $    (2,260)   $    18,490
                           --------------   ===========   ============    ===========    ===========    ===========    ===========






            See the accompanying notes to these financial statements

                                BLACK LAKE, INC.
                                ----------------
                          (A Development Stage Company)
                          -----------------------------

                            STATEMENTS OF CASH FLOWS
                            ------------------------

                                                                                                           October 11, 2000
                                                                     Six Months                               (inception)
                                                                       Ended             Year ended             Through
                                                                    June 30, 2002     December 31, 2001       June 30, 2002
                                                                 -----------------    -----------------     ---------------
CASH FLOWS FROM OPERATING ACTIVITIES
   Net loss                                                       $         (2,260)   $             ---    $          (2,260)
   Adjustments  to  reconcile  net loss to net cash used in
     operating activities
     Rent  provided  in  exchange  for  additional  paid-in
       capital                                                                 750                  ---                  750
     Changes in operating assets and liabilities
       Increase in accounts receivable                                      (3,225)                 ---               (3,225)
       Increase in prepaid expenses                                        (10,000)                 ---              (10,000)
       Increase in accounts payable                                          6,681                  ---                6,681
                                                                  ----------------    -----------------    -----------------

         Net cash used in operating activities                              (8,054)                 ---               (8,054)
                                                                  ----------------    -----------------    -----------------

CASH FLOWS FROM FINANCING ACTIVITIES
   Common stock subscribed and paid for                                     20,000                  ---               20,000
                                                                  ----------------    -----------------    -----------------

         Net cash provided by financing activities                          20,000                  ---               20,000
                                                                  ----------------    -----------------    -----------------

NET INCREASE IN CASH AND CASH EQUIVALENTS                                   11,946                  ---               11,946

CASH AND CASH EQUIVALENTS, beginning of period                                 ---                  ---                  ---
                                                                 -----------------    -----------------   ------------------

CASH AND CASH EQUIVALENTS, end of period                          $         11,946    $             ---    $          11,946
                                                                  ================    =================    =================

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
   Cash paid during the period for interest                       $            ---    $            ---     $            ---
   Cash paid during the period for income taxes                   $            ---    $            ---     $            ---


SUPPLEMENTAL DISCLOSURE OF NON-CASH TRANSACTIONS
   During the period ended June 30, 2002 and the period October 11, 2000
     (inception) through June 30, 2002, the Company recorded additional paid in capital of $750 for rent provided by a stockholder.





            See the accompanying notes to these financial statements

                                BLACK LAKE, INC.
                                ----------------
                          (A Development Stage Company)
                          -----------------------------

                          NOTES TO FINANCIAL STATEMENTS
                          -----------------------------

                       JUNE 30, 2002 AND DECEMBER 31, 2001
                       -----------------------------------



NOTE 1 - COMPANY OPERATIONS

         Black Lake, Inc. (the "Company") is currently a development-stage company under the provisions of the Financial Accounting Standards Board ("FASB") Statement of Financial Accounting Standards ("SFAS") No. 7. The Company was incorporated under the laws of the state of Nevada on October 11, 2000. However, no business was transacted until April 2002.

         On April 13, 2002, the directors of the Company appointed officers of the Company. On April 14, 2002, the initial directors resigned. With the newly appointed officers, the Company's mission is to provide public relations programs and products to assist small companies in their corporate and marketing goals.

         The Company has experienced net losses since its inception and had an accumulated deficit of approximately $2,300 at June 30, 2002. Such losses are attributable to cash and non-cash losses resulting from costs incurred in the development of the Company's services and infrastructure. The Company expects operating losses to continue for the foreseeable future as it continues to develop and promote its services.


NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         The significant accounting policies are summarized as follows:

         Development Stage - Black Lake, Inc. is currently a development-stage company under the provisions of the Financial Accounting Standards Board ("FASB") Statement of Financial Accounting Standards ("SFAS") No. 7. The Company is in the process of providing public relations programs and products to assist small companies in their corporate and marketing goals.

         Cash and Cash Equivalents - For purposes of the balance sheets and statements of cash flows, the Company considers all highly liquid debt instruments purchased with a maturity of three (3) months or less to be cash equivalents.

         Accounting Estimates - The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

         Revenue Recognition - The Company is retained to provide public relations programs and products to small companies. Revenue is recognized upon completion of services.

         Income Taxes - The Company accounts for income taxes in accordance with the provisions of Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" ("SFAS 109"), which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred tax assets and liabilities are determined based on the difference between the financial statement and the tax basis of assets and liabilities using enacted rates in effect for the periods in which the differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized.

         Fair Value of Financial Instruments - SFAS No. 107, "Disclosure about Fair Value of Financial Instruments" ("SFAS 107") requires entities to disclose the fair value of financial instruments, both assets and liabilities recognized and not recognized on the balance sheet, for which it is practicable to estimate fair value. SFAS 107 defines fair value of a financial instrument as the amount at which the instrument could be exchanged in a current transaction between willing parties. As of June 30, 2002, the carrying value of cash and cash equivalents, accounts receivable and accounts payable approximate fair value due to the short term nature of such instruments.

         Start-up Activities - The Company has adopted the provisions of Statement of Position 98-5, "Reporting Costs of Start-up Activities" ("SOP 98-5"). SOP 98-5 requires that the costs of start-up activities including organization costs be expensed as incurred.

         Loss Per Share of Common Stock - Basic and diluted loss per share is computed using shares of common stock issued to date. Consideration is also given in the dilutive loss per share calculation for the dilutive effect of common stock equivalents which might result from the exercise of stock options. However, for the period presented, there were no common stock equivalents.

         Concentrations - The Company currently conducts business with one customer. However, management believes that its customer base will increase in the near future.

         Accounting Pronouncements - In July 2001, the FASB issued Statement of Financial Accounting Standards No. 143 ("SFAS 143"), "Accounting for Asset Retirement Obligations." SFAS 143 established standards associated with the retirement of tangible long-lived assets and the associated asset retirement costs. This statement is effective for financial statements issued for fiscal years beginning after June 15, 2002. The Company does not expect SFAS 143 to have a material impact on its financial statements.

         In August 2001, the FASB issued Statement of Financial Accounting Standards No. 144 ("SFAS 144"), "Accounting for the Impairment or Disposal of Long-Lived Assets." SFAS 144 addresses financial accounting and reporting for the impairment of long-lived assets of which to be disposed. The provisions of SFAS 144 are effective for financial statements issued for fiscal years beginning after December 15, 2001, and interim periods within these fiscal years, with early adoption encouraged. The Company does not expect SFAS 144 to have a material impact on its financial statements.

         In April 2002, the FASB issued Statement of Financial Accounting Standards No. 145 ("SFAS 145"), Rescission of FASB Statements No. 4, 44 and 64,Amendment of FASB Statement No. 13, and Technical Corrections. The Statement updates, clarifies and simplifies existing accounting pronouncements. Any gain or loss on extinguishment of debt that was classified as an extraordinary item in prior periods presented that does not meet the criteria in Accounting Principles Board Opinion No. 30 for classification as an extraordinary item shall be reclassified. The provisions of SFAS 145 are effective for transactions occurring after May 15, 2002 with early adoption encouraged. The Company does not expect SFAS 145 to have material impact on its financial statements.


NOTE 3 - PREPAID EXPENSES

         Prepaid expenses consisted of the following at June 30, 2002:

         Prepaid legal fees                                   $          10,000
                                                              =================

         This amount represents a deposit with a law firm to provide legal services in the future.

NOTE 4 - INCOME TAXES

         The Company accounts for income taxes under Statement of Financial Accounting Standards No. 109 ("SFAS 109"). This statement mandates the liability method of accounting for deferred income taxes and permits the recognition of deferred tax assets subject to an ongoing assessment of realizability.

         The components of the Company's income tax provision consist of:

                                                                                                           October 11, 2000
                                                                     Six Months                               (inception)
                                                                       Ended             Year Ended             Through
                                                                    June 30, 2002     December 31, 2001       June 30, 2002
                                                                 -----------------    -----------------     ---------------

Federal taxes  (deferred)  capitalized  start-up  costs for
   tax purposes                                                   $           (300)   $             ---    $            (300)
Change in valuation account                                                    300                  ---                  300
                                                                  ----------------    -----------------    -----------------

                                                                  $            ---    $             ---    $             ---
                                                                  ================    =================    =================

         Deferred income taxes are provided for timing differences in the recognition of certain income and expense items for tax and financial statement purposes. The tax effect of the temporary differences giving rise to the
Company's deferred tax assets and liabilities are as follows:
                                                                                            June 30,          December 31,
                                                                                              2002                 2001
                                                                                       ----------------     -----------------

         Deferred income taxes
             Capitalized start-up costs for tax purposes                               $            300     $             ---
             Valuation allowance                                                                   (300)                  ---
                                                                                       ----------------     -----------------

                                                                                       $            ---     $             ---
                                                                                       ================     =================

         The Company's tax reporting year-end is December 31st. If the Company has a net operating loss carryforward from operations for the year ended December 31, 2002, it will expire in 2022.

NOTE 5 - RELATED PARTY TRANSACTIONS

         During the six months ended June 30, 2002 and the period October 11, 2000 (inception) through June 30, 2002, the Company has recorded rent fees of $750. These services were paid for by the Company's president. The president has waived reimbursement of the rent fees and has considered them as additional paid-in capital.

         During the six months ended June 30, 2002 and the period October 11, 2000 (inception) through June 30, 2002, an officer of the Company was paid $2,450 for executive services.

NOTE 6 - COMMON STOCK

         The Company is authorized to issue up to 25,000,000 shares of $.001 par value common stock and no other class of stock shall be authorized. Each share of common stock shall entitle the holder to one vote, in person or by proxy, on any matter on which action of the stockholders of this corporation is sought.


NOTE 7 - SUBSEQUENT EVENT

         In June, 2002, the company received $20,000 in cash for 4,000,000 shares of common stock subscribed to. The Company issued the shares in July, 2002.

         In September, 2002, the Company plans to file a Form SB-2 Registration Statement with the Securities Exchange Commission. The Company will offer 2,000,000 shares of its common stock at $.05 per share.

Changes in and Disagreements with Accountants on Accounting and Financial Disclosure
-------------------------------------------------------------------------

In April 2002, our Board of Directors appointed Lesley, Thomas, Schwarz & Postma, a professional accountancy corporation, to audit our financials statements from October 11, 2000, our date of formation, through June 30, 2002.

There have been no disagreements with our accountant since our formation required to be disclosed pursuant to Item 304 of Regulation S-B.

Legal Matters
-------------
The validity of the issuance of the shares of common stock offered by us has been passed upon by the law firm of MC Law Group, located in Newport Beach, California.

Experts
-------
Our financial statements for the period from October 11, 2000, our date of formation, through June 30, 2002, appearing in this prospectus which is part of a registration statement have been audited by Lesley, Thomas, Schwarz & Postma, a professional accountancy corporation, and are included in reliance upon such reports given upon the authority of Lesley, Thomas, Schwarz & Postma, a professional accountancy corporation, as experts in accounting and auditing.

Additional Information
----------------------

We have filed a registration statement on Form SB-2 with the Securities and Exchange Commission pursuant to the Securities Act of 1933. This prospectus does not contain all of the information set forth in the registration statement and the exhibits and schedules to the registration statement. For further information regarding us and our common stock offered hereby, reference is made to the registration statement and the exhibits and schedules filed as a part of the registration statement.

                PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

Indemnification of Directors and Officers
-----------------------------------------

Article Sixth of our Articles of Incorporation provides, among other things, that our officers and directors shall not be personally liable to us or our shareholders for monetary damages for breach of fiduciary duty as an officer or a director, except for liability:

     o for any breach of such director's duty of loyalty to us or our security holders;
     o for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;
     o for unlawful payments of dividends or unlawful stock purchase or redemption by us; or
     o for any transaction from which such director derived any improper personal benefit.

Accordingly, our directors may have no liability to our shareholders for any mistakes or errors of judgment or for any act of omission, unless the act or omission involves intentional misconduct, fraud, or a knowing violation of law or results in unlawful distributions to our shareholders.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

Other Expenses of Issuance and Distribution
-------------------------------------------

We will pay all expenses in connection with the registration and sale of our common stock. The estimated expenses of issuance and distribution are set forth below.

======================================== ==================== ===============
Registration Fees                        Approximately                $9.20
---------------------------------------- -------------------- ---------------
Transfer Agent Fees                      Approximately               $650.00
---------------------------------------- -------------------- ---------------
Costs of Printing and Engraving          Approximately               $500.00
---------------------------------------- -------------------- ---------------
Legal Fees                               Approximately            $10,000.00
---------------------------------------- -------------------- ---------------
Accounting Fees                          Approximately             $5,000.00
======================================== ==================== ===============

Recent Sales of Unregistered Securities
---------------------------------------

There have been no sales of unregistered securities within the last three years, which would be required to be disclosed pursuant to Item 701 of Regulation S-B, except for the following:

Peg Warren, our president and a member of our board of directors, purchased 2,000,000 shares for $10,000.00. Robin Welles, our treasurer, secretary and a member of our board of directors, purchased 2,000,000 shares for $10,000.00. All of the shares were issued in transactions which we believe satisfy the requirements of that certain exemption from the registration and prospectus delivery requirements of the Securities Act of 1933, which exemption is specified by the provisions of Section 4(2) of the Securities Act of 1933 promulgated by the Securities and Exchange Commission. Specifically, the shares were issued to Ms. Warren and Ms. Welles as our officers and directors and, therefore, at the time of issuance Ms. Warren and Ms. Welles were "accredited investors", as that term is defined under applicable federal and state securities laws.

Exhibits
--------

         Copies of the following documents are filed with this registration statement, Form SB-2, as exhibits:

Exhibit No.
-----------

1.           Underwriting Agreement (not applicable)

3.1          Articles of Incorporation

3.2          Amendment to Articles of Incorporation

3.3          Bylaws

5.           Opinion Re: Legality

8.           Opinion Re: Tax Matters (not applicable)

11.          Statement Re: Computation of Per Share Earnings*

15.          Letter on unaudited interim financial information (not applicable)

23.1         Consent of Auditors

23.2         Consent of Counsel**

*        Included in Financial Statements
**       Included in Exhibit 5

Undertakings
------------

A. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding, is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

B. We hereby undertake:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                   (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
                   (ii) To specify in the prospectus any facts or events arising after the effective date of the registration statement, or most recent post-effective amendment thereof, which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered, if the total dollar value of securities offered would not exceed that which was registered, and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b), Section 230.424(b) of Regulation S-B if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                   (iii) To include any additional or changed material
                        information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                                   SIGNATURES

In accordance with the requirements of the Securities Act of 1933, as amended, we certify that we have reasonable grounds to believe that we meet all of the requirements of filing on Form SB-2 and authorized this registration statement to be signed on our behalf by the undersigned, in Costa Mesa, California, on September 6, 2002.

                                             Black Lake, Inc.,
                                             a Nevada corporation

                                             /s/ Peg Warren
                                             -----------------------------------
                                             Peg Warren
                                             President, Director


In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated:


/s/ Peg Warren                                       September 6, 2002
------------------------------------
Peg Warren
President, Director


/s/ Robin Welles                                     September 6, 2002
------------------------------------
Robin Welles
Treasurer, Secretary, Director